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Exhibit  23(h)(3)(c)
                        GARTMORE VARIABLE INSURANCE TRUST
                          ADMINISTRATIVE SERVICES PLAN
                                    Exhibit A

                         (amended as of April 28, 2003)

Name  of  Fund
Gartmore  GVIT  Total  Return  Fund (to be renamed Gartmore GVIT Nationwide Fund effective  April  28,  2003)
Gartmore  GVIT  Growth  Fund  (formerly  Capital  Appreciation  Fund)
Gartmore  GVIT  Government  Bond  Fund  (formerly  Government  Bond  Fund)
Gartmore  GVIT  Money  Market  Fund  (formerly  Money  Market  Fund)
Gartmore GVIT Money Market Fund II (formerly Money Market Fund II) GVIT Small Company Fund (formerly Nationwide Small Company Fund)
J.P. Morgan  GVIT  Balanced  Fund  (formerly  Nationwide  Balanced Fund and J.P.
     Morgan  NSAT  Balanced  Fund)
Comstock  GVIT  Value Fund (formerly Nationwide Equity Income Fund and Federated
     GVIT  Equity  Income  Fund)
Gartmore GVIT Worldwide Leaders Fund (formerly Nationwide Global Equity Fund and
     Nationwide  Global  50  Fund)
Federated  GVIT High Income Bond Fund (formerly Nationwide High Income Bond Fund and  Federated  NSAT  High  Income  Bond  Fund
MAS GVIT Multi Sector Bond Fund (formerly Nationwide Multi Sector Bond Fund and MAS NSAT Multi Sector Bond Fund) (to be renamed Van Kampen GVIT Multi Sector
     Bond  Fund  effective  April  28,  2003)
GVIT Small Cap Value Fund (formerly Nationwide Small Cap Value Fund) Dreyfus GVIT Mid Cap Index Fund (formerly Nationwide Mid Cap Index Fund and
     Dreyfus  NSAT  Mid  Cap  Index  Fund)
GVIT Small Cap Growth Fund (formerly Nationwide Select Advisers Small Cap Growth
     Fund  and  Nationwide  Small  Cap  Growth  Fund)
Nationwide GVIT Strategic Value Fund (formerly Nationwide Strategic Value Fund) Strong GVIT Mid Cap Growth Fund (formerly Nationwide Strategic Growth Fund and
     Strong  NSAT  Mid  cap  Growth  Fund)  (to be renamed Gartmore GVIT Mid Cap
     Growth  Fund  upon  completion  of  reorganization)
Turner  GVIT  Growth  Focus  Fund  (formerly Nationwide Growth Focus Fund II and
     Turner  GVIT  Growth  Focus  Fund)
Gartmore  GVIT  Global  Technology  and Communications Fund (formerly Nationwide
     Global Technology and Communications Fund II and Gartmore NSAT Global Technology and Communications Fund)
Gartmore  GVIT  Global  Health  Sciences  Fund  (formerly Nationwide Global Life
     Sciences Fund II and Gartmore NSAT Global Health Sciences Fund) Gartmore GVIT Emerging Markets Fund (formerly Gartmore NSAT Emerging Markets
     Fund)
Gartmore  GVIT  International  Growth Fund (formerly Gartmore NSAT International
     Growth  Fund)
Gartmore  GVIT  Global Leaders Fund (formerly Gartmore NSAT Global Leaders Fund)
Gartmore  GVIT  European  Leaders  Fund  (formerly Gartmore NSAT European Growth
     Fund)
Gartmore  GVIT  Global Small Companies Fund (formerly Gartmore NSAT Global Small
     Companies  Fund)
Gartmore  GVIT  OTC  Fund  (formerly  Gartmore  NSAT  OTC  Fund)
Gartmore  GVIT  U.S.  Growth  Leaders  Fund (formerly Gartmore GVIT U.S. Leaders
     Fund)
Gartmore  GVIT  Asia  Pacific  Leaders  Fund
Gartmore  GVIT  Global  Financial  Services  Fund
Gartmore  GVIT  Global  Utilities  Fund
Gartmore  GVIT  Nationwide  Leaders  Fund  (formerly Gartmore U.S. Leaders Fund)
Gartmore  GVIT  Micro  Cap  Equity  Fund
Gartmore  GVIT  Investor  Destinations  Aggressive  Fund (formerly NSAT Investor
     Destinations  Aggressive  Fund)
Gartmore  GVIT  Investor  Destinations Moderately Aggressive Fund (formerly NSAT
     Investor  Destinations  Moderately  Aggressive  Fund)
Gartmore  GVIT  Investor  Destinations  Moderate  Fund  (formerly  NSAT Investor
     Destinations  Moderate  Fund)
Gartmore  GVIT Investor Destinations Moderately Conservative Fund (formerly NSAT
     Investor  Destinations  Moderately  Conservative  Fund)
Gartmore  GVIT  Investor  Destinations Conservative Fund (formerly NSAT Investor
     Destinations  Conservative  Fund)
Gartmore GVIT Nationwide Leaders Fund (formerly Gartmore GVIT U.S. Leaders Fund) Gartmore GVIT Micro Cap Equity Fund
Dreyfus  GVIT  International  Value  Fund
GVIT  Equity  500  Index  Fund
Gartmore  GVIT  Developing  Markets  Fund
Gartmore  GVIT  Nationwide  Principal  Protected  Fund

Each Fund shall pay amounts not exceeding on an annual basis a maximum amount (for those Funds which have Class designations) of:

     -    25  basis  points (0.25%) of the average daily net assets of the Class
          I,  Class  II  or  Class  III  shares  of  a  Fund
     - 20 basis points (0.20%) of the average daily net assets of the Class IV shares of a Fund
     - 10 basis points (0.10%) of the average daily net assets of the Class V shares of a Fund.

The  amount  to  be  paid  by  each  Class  will  be  a  Class  expense.

For those Funds whose shares are not designated by Class, each Fund shall pay amounts not exceeding on an annual basis a maximum amount of 25 basis points (0.25%) of the average daily net assets of the total shares of each Fund.

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